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                                                                    Exhibit 8(c)
                              THE BENCHMARK FUNDS

                   ADDENDUM NO. 3 TO THE CUSTODIAN AGREEMENT
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     This Addendum, dated as of the 8th day of October, 1996, is entered into between THE BENCHMARK FUNDS (the "Trust"), a Massachusetts business trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank ("Northern").

     WHEREAS, the Trust and Northern are parties to a Custodian Agreement dated as of January 8, 1993, and thereafter amended (the "Custodian Agreement"), pursuant to which the Trust has appointed Northern to act as custodian to the Trust for the Government Select, Government, Diversified Assets, Tax-Exempt, Short-Duration, U.S. Government Securities, Short-Intermediate Bond, U.S. Treasury Index, Bond, Balanced, Equity Index, Diversified Growth, Focused Growth and Small Company Index Portfolios (collectively, the "Portfolios"); and

     WHEREAS, the Trust and Northern wish to clarify their agreement with respect to the custody of foreign securities held by the Portfolios.

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Custody of Foreign Securities.  "Foreign securities", as defined in
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          paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of
          1940, owned by the Portfolios shall be held by Northern, or by an agent or sub-custodian, in accordance with the provisions of the Foreign Custody Agreement dated March 1, 1994 between the Trust and Northern, and the provisions of said Foreign Custody Agreement shall apply to the custody of said foreign securities; except that the Trust shall pay the fees and expenses set forth in Exhibit A to the Custodian Agreement with respect to said foreign securities.

     2.   Miscellaneous.  Except to the extent supplemented hereby, the
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          Custodian Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                    THE BENCHMARK FUNDS


Attest:  /s/ Nancy James            By:   /s/ Nancy L. Mucker
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                                    Name:
                                    Title:


                                    THE NORTHERN TRUST COMPANY


Attest:  /s/ Victoria Antoni           By:  /s/ Roger W. Kushla
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                                    Name:
                                    Title: